UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2016

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2016, Lee K. Barba delivered notice of his resignation from the Board of Directors (the “Board”) of Spark Networks, Inc. (the “Company”), including his position on the Audit Committee of the Board, effective immediately. Mr. Barba’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On October 24, 2016, the Board appointed John H. Lewis to the Audit Committee of the Board as a third independent director to fill the vacancy on the Audit Committee resulting from Mr. Barba’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: October 25, 2016	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer